UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

Fearless International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52159	20-3155365
(State or other jurisdiction	(Commission File No.) of incorporation)	(IRS Employer ID)

972 Lincoln Road, Suite 200, Miami, Florida 33139

(Address of principal executive offices and Zip Code)

(305) 674-1211

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The following summary of the Securities Purchase Agreement dated as of February 29, 2008 by and among us and the other parties thereto (the "Purchase Agreement"), the transactions contemplated thereby and the other transactions described herein, is qualified in its entirety by reference to the transaction documents which are filed as exhibits hereto contemporaneously herewith.

We agreed, pursuant to the Purchase Agreement, to issue to approximately seven investors an aggregate of (i) 18,626,356 shares (the “Shares”) of our common stock, (ii) $6,208,785 in principal amount of our 9% senior secured convertible debentures and (iii) warrants exercisable through March, 2013 to purchase an aggregate of 27,197,776 shares of our common stock at an exercise price of $0.25 per share. The aggregate gross purchase price for these securities is $5,650,000. The consummation of the sale of these securities and our receipt of the proceeds therefrom is subject to the satisfaction of customary closing conditions.

The debentures mature in March 2011 and are convertible into shares of our common stock at a conversion price of $0.20 per share. The debentures will be issued at an original issue discount in an amount approximately equal to the first year’s interest payable thereon. The debentures bear interest at the rate of 9% per annum, which is payable quarterly in cash or, subject to the satisfaction of specified conditions, at our option in shares of our common stock. We agreed, with specified exceptions, not to, among other things, incur further indebtedness, repay indebtedness (other than indebtedness currently outstanding), create any further liens, repurchase our common stock or common stock equivalents, pay cash dividends or terminate Jeffrey Binder as our chief executive officer. The breach of these or other obligations under the transaction documents or the occurrence of specified events of default (including without limitation, bankruptcy, defaults under material agreements, a change of control or failure to be eligible for listing on specified exchanges or trading systems), could result in the acceleration of the amounts owed under the debentures. We have the right to redeem the debentures or require their conversion into our common stock upon the satisfaction of specified conditions. We also agreed that while the debentures are held by the investors (including their successors and assigns), the investors will be permitted participate in our future financings.

Our obligations under the debentures and the other transaction documents are to be secured by liens on substantially all of our and our subsidiary’s assets.

The conversion price of the debentures and exercise price of the warrants and the number of shares issuable upon conversion of the debentures and exercise of the warrants is subject to adjustment for certain events, including, without limitation, dividends, distributions or splits of our common stock, subsequent equity sales or rights offerings by us, or in the event of our consolidation, merger or reorganization. In addition, the conversion price of the debentures and the exercise price of the warrants may be reduced pursuant to the formulas set forth in the applicable instruments if the volume weighted average price for our common stock for the measurement period specified in the debentures is less than $0.125.

We also entered into registration rights agreement with the investors providing for the filing of one or more registration statements with the SEC registering the Shares and the common stock issuable upon conversion of the debentures and exercise of the warrants. We may be required pay the investors liquidated damages for failure to comply with our obligations under the registration rights agreement, subject to a maximum of 15% of the subscription price paid by the investors.

The agreement with our advisors on this transaction terminated in October 2007. Such agreement provides, among other things, that we are to pay the following fees in connection with a Post-termination Closing (as defined): (i) for Financings (as defined) during the term of such agreement and for any Post-termination Closing, a fee of ten percent of each Financing, (ii) during the term of such agreement and any Post-termination Closing, a fee of ten percent of the aggregate number of shares of common stock issued or issuable upon conversion or exercise of any other security issued by the Company in each Financing payable, in the discretion of our advisor, in any combination of common stock or warrants of the Company, (iii) during the term of such agreement and for 36 months from the termination of such agreement or from the Post-termination Closing, whichever is later, a fee of five percent of the proceeds from the exercise of any warrants issued pursuant to any Financing secured by the advisor, payable in the sole discretion of the Company in cash and/or common stock, (iv) under specified circumstances a right of first refusal if we seek additional Financing and (v) certain expenses of the advisor.

The term “Financing” generally means the gross proceeds or gross value of any private placement equity financing, or private placement debt financing convertible into equity of the Company. The term “Post-termination Closing” generally means any Financing secured by the advisor or with any person introduced to the Company by the advisor, received by the Company within 18 months of the termination or completion of such agreement.

In connection with this transaction, we anticipate paying legal and due diligence expenses of the investors in an amount of $30,000.

We anticipate that the issuance of the Shares, debentures and warrants will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to, among other things, Section 4(2) thereof and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers and the investors had access to information about the Company and their investment.

Item 2.03 Creation of a Direct Financial Obligation

The information called for under this Item 2.03 is incorporated by reference to Item 1.01 to the extent required by this item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information called for under this Item 3.02 is incorporated by reference to Item 1.01 to the extent required by this item 3.02.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Description

4.1	Form of 9% Senior Secured Convertible Debenture.

4.2	Form of Series A Warrant.

10.1	Securities Purchase Agreement dated as of February 29, 2008 between the Company and the other persons party thereto.

10.2	Registration Rights Agreement dated as of February 29, 2008 between the Company and the other persons party thereto.

10.3	Security Agreement dated as of February 29, 2008 between the Company, Fearless Yachts, LLC and the other persons party thereto.

10.4	Subsidiary Guarantee dated as of February 29, 2008 between Fearless Yachts, LLC and the other persons party thereto.

10.5	Placement Agreement dated August 29, 2007 by and among the Company, Global Hunter Securities, LLC and Ardent Advisors, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEARLESS INTERNATIONAL, INC.

Dated: March 6, 2008	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder Chief Executive Officer